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EXHIBIT 10.24

              FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER


         This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated effective January 29, 1999, is by and among PENTEGRA DENTAL GROUP, INC., a Delaware corporation ("Acquiror"), LIBERTY DENTAL ALLIANCE, INC., a Tennessee corporation (the "Corporation"), LIBERTY ACQUISITION CORPORATION, a Tennessee corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and James M. Powers, Jr. ("Powers"), Sylvia H. McAlister ("McAlister"), and William Kelly ("Kelly") (Powers, McAlister and Kelly being collectively referred to in this Amendment as the "Liberty Class B Shareholders").

                                  WITNESSETH:

         WHEREAS, Acquiror, the Corporation, Merger Sub and the Liberty Class B Shareholders entered into that certain Agreement and Plan of Merger (the "Agreement"), dated as of November 13, 1998 (each capitalized term not expressly defined herein shall have the meaning given to it in the Agreement);

         WHEREAS, Acquiror, the Corporation, Merger Sub and the Liberty Class B Shareholders desire to amend the Agreement;

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Acquiror, the Corporation, Merger Sub and the Liberty Class B Shareholders hereby covenant and agree as follows:


                             ARTICLE I - AMENDMENTS

         SECTION 1.1. RECLASSIFICATION OF CLASS B HOLDERS. The opening paragraph to the Agreement is hereby deleted in its entirety and replaced with the following opening paragraph to the Agreement:

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 1998, is among PENTEGRA DENTAL GROUP, INC., a Delaware corporation ("Acquiror"), LIBERTY DENTAL ALLIANCE, INC., a Tennessee corporation (the "Corporation"), LIBERTY ACQUISITION CORPORATION, a Tennessee corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), James M. Powers, Jr. ("Powers") and William Kelly ("Kelly") (Powers and Kelly being collectively referred to in this Agreement as the "Class B Holders").




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         SECTION 1.2. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. Section 8.1(iv) and its related Exhibit 8.1(iv) are hereby deleted in their entirety. Section 8.1(v) is hereby renumbered to Section 8.1(iv).

         SECTION 1.3. CONDITIONS TO OBLIGATION OF ACQUIROR AND MERGER SUB TO EFFECT THE MERGER. Sections 8.3(v) and (viii) of the Agreement are hereby deleted in their entirety and replaced with the following Sections 8.3(v) and
(viii):

                  (v) Acquiror shall have received evidence reasonably satisfactory to Acquiror that at the Closing Date the Corporation shall have no accrued but unpaid liabilities other than as agreed to by the Acquiror ("Closing Date Liabilities").

                  (viii) Acquiror shall have received letter agreements from each of Powers and Kelly in the form requested by Acquiror providing for the restriction of the sale of one-half (1/2) of the shares of Pentegra Common Stock received by them hereunder for a period of one year from the date of issuance and one-half of the shares of Pentegra Common Stock received by them hereunder for a period of two years from the date of issuance.

         SECTION 1.4. TERMINATION BY EITHER ACQUIROR OR THE CORPORATION.
Section 9.2 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.2:

                  9.2 Termination by Either Acquiror or the Corporation. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Acquiror or the Corporation if the Merger shall not have been consummated by April 30, 1999, provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in such clause.

         SECTION 1.5. INDEMNIFICATION. Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following Section 10.1:

                  10.1 Indemnification by Class B Holders. The Class B Holders, jointly and severally, will indemnify and hold harmless Acquiror, and its officers, directors, stockholders and subsidiaries (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with: (i) any breach of any representation or warranty, covenant or agreement made by the Corporation or the Class B Holders in this Agreement, or any other certificate or document delivered by the Corporation or any Class B Holder pursuant to this Agreement; (ii) any reimbursement made by the Corporation of advances by dental practices to the Corporation pursuant to the letters of intent listed on Exhibit 5.4; or (iii) any amount of Closing Date Liabilities of the Corporation.


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         SECTION 1.6. LIMITATION ON AMOUNT. Section 10.4 of the Agreement is
hereby deleted in its entirety and replaced with the following Section 10.4:

                  10.4 Limitation on Amount. The liability of Kelly under this
         Article 10 shall be limited to an amount equal to the value of the Class B Merger Consideration received by him pursuant to the terms of this Agreement. For purposes of this Section 10.4 only, the shares of Acquiror Common Stock issued as Class B Merger Consideration shall be valued at $2.00 per share.


                        ARTICLE II - TRANSFER OF ASSETS

         SECTION 2.1. TRANSFER OF ASSETS. Upon execution of this Amendment, the Acquiror shall pay to the Corporation or make payments on behalf of the Corporation in an amount that shall not exceed three hundred thousand dollars ($300,000) (the "$300,000 Payment") in consideration for dental practices acquisitions consummated in November and December of 1998, which $300,000 Payment shall be used by Corporation only to pay certain accrued liabilities of the Corporation. Contemporaneously with the execution of this Amendment, Corporation shall transfer to Merger Sub all of the Corporation's personal property, including but not limited to, furniture, equipment, inventory, name, security deposits and other related assets, which transfer shall also occur upon execution of this Amendment. Additionally, upon execution of this Amendment, the Acquiror shall pay the Corporation twenty five thousand dollars ($25,000) (the "$25,000 Payment") for payment by the Corporation to Sylvia McAlister for redemption of 140,000 shares of the Corporation's Class B common stock and a release of all claims against the Corporation by Sylvia McAlister. The Corporation acknowledges and agrees that there shall be no more than 405,000 outstanding shares of Class B common stock of the Corporation at Closing and to use the proceeds of the $25,000 Payment to pay Sylvia McAlister.


                          ARTICLE III - CLASS B SHARES

         SECTION 3.1. CLASS B SHARES. The parties acknowledge that notwithstanding the contents of Section 5.3 of the Agreement, at the Effective Date there will be 405,000 Class B Shares issued and outstanding because the 140,000 Class B Shares listed on Exhibit 5.3 as owned by McAlister have been, or will prior to the Effective Time be, retired by the Corporation. The parties acknowledge and agree that no Class B Merger Consideration shall be issuable for the 140,000 Class B Shares so retired. Exhibit 5.3 is hereby amended to provide for 405,000 shares of Class B common stock of the Corporation outstanding as of the Closing Date.


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                           ARTICLE IV - MISCELLANEOUS

         SECTION 4.1. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.2. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         SECTION 4.3. ENTIRE AGREEMENT. This Amendment, together with the Agreement and any other document executed or delivered in connection therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. No addition to or modification of any provision of this Amendment or the Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         SECTION 4.4. CONFLICTING PROVISIONS. In the event that any provision of either this Amendment or the Agreement conflict with each other, the provisions of this Amendment shall control.

         SECTION 4.5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         SECTION 4.6. MCALISTER. Upon execution of this Amendment and to be effective November 13, 1998, McAlister will no longer be a party to the Agreement.


         THIS AMENDMENT AND THE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




                           [INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first herein above written.


                                     THE CORPORATION:

                                     LIBERTY DENTAL ALLIANCE, INC.


                                     By:/s/ James M. Powers, Jr.
                                        ----------------------------------------
                                              James M. Powers, Jr., President


                                     ACQUIROR:

                                     PENTEGRA DENTAL GROUP, INC.


                                     By:/s/ Sam H. Carr
                                        ----------------------------------------
                                              Sam H. Carr, Senior Vice President


                                     MERGER SUB:

                                     LIBERTY ACQUISITION CORPORATION


                                     By:/s/ Sam H. Carr
                                        ----------------------------------------
                                              Sam H. Carr, President


                                     /s/ James M. Powers, Jr.
                                     -------------------------------------------
                                     James M. Powers, Jr.


                                     /s/ Sylvia H. McAlister
                                     -------------------------------------------
                                     Sylvia H. McAlister


                                     /s/ William Kelly
                                     -------------------------------------------
                                     William Kelly



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